Exhibit 99.1


     DeVry Inc. Reports Progress On Real Estate Optimization Plan


    OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--Sept. 18, 2007--DeVry Inc. (NYSE: DV), an international higher education organization, announced today that it has completed real estate transactions at three campus locations.

    On September 13, 2007, DeVry University completed the sale of its 120,000 square foot campus in Phoenix, Ariz., and 102,000 square foot campus in Seattle, Wash., for approximately $28.4 million, leasing back approximately 60 percent of the total space of both locations. This transaction results in an upfront accounting charge of approximately $4.4 million, with an accounting gain of approximately $6.6 million recognized ratably as a reduction of lease expense over the 10-year lease period due to the leaseback of a portion of the original space. In addition to the incremental return generated from proceeds of the sale, this transaction will result in a projected improvement in operating income of $1.0 million per year.

    In addition, on September 7, 2007, DeVry University exercised its option to purchase its 65,000 square foot Alpharetta, Ga., campus and immediately following the acquisition executed a sale-leaseback on the property with a different party. DeVry University is leasing back the entire campus for a projected cost savings of approximately $200,000 per year. Also, in connection with this transaction, DeVry will accelerate the recognition of approximately $0.5 million of remaining deferred lease credits associated with the original lease as a reduction of lease expense in September 2007. These transactions follow similar actions announced previously involving the West Hills, Calgary, and Dallas campus facilities, all of which were consistent with DeVry's real estate optimization strategy.

    "These actions reflect our ongoing commitment to provide economic value and improve operating results through the optimization of our real estate assets," said Daniel Hamburger, president and CEO, DeVry Inc. "We will continue to evaluate opportunities to reduce our operating costs while delivering the best facilities and services possible to meet the needs of our current and future students."

    About DeVry Inc.

    DeVry Inc. (NYSE: DV) is the parent organization of DeVry University, Ross University, Chamberlain College of Nursing and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, healthcare technology, business and management. Ross University, through its schools of Medicine and Veterinary Medicine, offers both doctor of medicine and doctor of veterinary medicine degree programs. Chamberlain College of Nursing offers associate and bachelor's degree programs in nursing. Becker Professional Review, which includes Stalla CFA Review, provides preparatory coursework for the certified public accountant and chartered financial analyst exams. For more information, visit http://www.devryinc.com.

    Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2007 and filed with the Securities and Exchange Commission on August 24, 2007.


    CONTACT: DeVry Inc.
             Investor Contact:
             Joan Bates
             jbates@devry.com
             630-574-1949
             or
             Dresner Corporate Services
             Media Contact:
             David Gutierrez
             dgutierrez@dresnerco.com
             312-780-7204